   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 6, 1998
                                                      REGISTRATION NO. 333-43465


                      ==================================


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                      ==================================


                          AMENDMENT NO. 1 TO FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                      ==================================

                           CENTURY SOUTH BANKS, INC.
             (Exact Name of Registrant as Specified in its Charter)

           Georgia                                               58-1455591
---------------------------------                            -------------------
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)


                 60  MAIN STREET WEST, DAHLONEGA, GEORGIA 30533
                 ----------------------------------------------
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                           CENTURY SOUTH BANKS, INC.
                          INCENTIVE STOCK OPTION PLAN
                          ---------------------------
                              (Full title of Plan)


                           THOMAS O. POWELL, ESQUIRE
                            THOMAS M. DUFFY, ESQUIRE
                              TROUTMAN SANDERS LLP
                     600 PEACHTREE STREET, N.E., SUITE 5200
                          Atlanta, Georgia 30308-2216
                          ---------------------------
                    (Name and address of agent for service)



                                  404/885-3296
                                  ------------
                    (Telephone number, including area code,
                             of agent for service)


APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT.


                        CALCULATION OF REGISTRATION FEE







                                                                             PROPOSED
                                                      PROPOSED MAXIMUM        MAXIMUM           AMOUNT OF
 TITLE OF SECURITIES TO BE    AMOUNT OF SHARES TO    OFFERING PRICE PER      AGGREGATE         REGISTRATION
       REGISTERED                BE REGISTERED/1/          SHARE/2/        OFFERING PRICE/2/      FEE/1/
CENTURY SOUTH BANKS, INC.
 COMMON STOCK $1.00 PAR
 VALUE                               450,000                 $23.87            $10,741,500       $3,169.00

/1/ THIS REGISTRATION STATEMENT ALSO COVERS ANY ADDITIONAL SHARES THAT HEREAFTER
    MAY BE AWARDED AS A RESULT OF THE ADJUSTMENT AND ANTI-DILUTION PROVISIONS OF THE CENTURY SOUTH BANKS, INC. INCENTIVE STOCK OPTION PLAN.

/2/ IN ACCORDANCE WITH RULE 457(H), COMPUTED WITH RESPECT TO 450,000 SHARES AT
    $23.87 PER SHARE (THE AVERAGE OF THE CLOSING BID AND ASKED PRICE OF SUCH SHARES ON DECEMBER 22, 1997.

  THE CONTENTS OF REGISTRATION STATEMENT NO. 33-91922 ARE INCORPORATED HEREIN BY REFERENCE. THIS REGISTRATION STATEMENT IS FILED IN ORDER TO REGISTER ADDITIONAL SECURITIES OF THE SAME CLASS AS SECURITIES FOR WHICH A REGISTRATION STATEMENT FILED ON FORM S-8 IS EFFECTIVE PURSUANT TO REGISTRATION STATEMENT NO. 33-91922.

ITEM 8. EXHIBIT

  THE FOLLOWING EXHIBITS ARE FILED ARE PART OF THIS REGISTRATION STATEMENT:


EXHIBIT NUMBER         DESCRIPTION

8(1) OPINION OF TROUTMAN SANDERS LLP AS TO THE LEGALITY OF THE SECURITIES BEING REGISTERED

-----------------------

(1) Incorporated by reference from Registration No. 333-43465 as filed on December 30, 1997 on Form S-8.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dahlonega, State of Georgia, on January 5, 1998.


                                   CENTURY SOUTH BANKS, INC.

                                   By:  /s/ James A. Faulkner
                                        ---------------------
                                        James A. Faulkner, Vice Chairman and
                                        Chief Executive Officer

                                   By:  /s/ Joseph W. Evans
                                        -------------------
                                        Joseph W. Evans, President,
                                        Chief Financial Officer and
                                        Chief Operating Officer

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, James A. Faulkner and Susan J. Anderson, and each one of them, their respective attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or their respective substitute or substitutes, may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Amended Registration Statement has been signed below by the following persons in the capacities as of January 5, 1998:

           Signature                                         Title
           ---------                                         -----
        /s/ J. Russell Ivie                              Vice Chairman of the Board and Director
-------------------------------------------
            J. Russell Ivie

        /s/ James A. Faulkner                            President, Chief Executive Officer, and Director
-------------------------------------------
            James A. Faulkner

       /s/ William H. Anderson, II                       Chairman and Director
-------------------------------------------
          William H. Anderson, II

          /s/ Joseph W. Evans                            President, Chief Operating Officer, and Chief
-------------------------------------------              Financial Officer Director
            Joseph W. Evans

                                                         Director
-------------------------------------------
             Quill Healey


         /s/ William L. Chandler                         Director
-------------------------------------------
           William L. Chandler

                                                         Director
-------------------------------------------
               Jim Balcom


         /s/ Thomas T. Folger, Jr.                       Director
-------------------------------------------
           Thomas T. Folger, Jr.

                                                         Director
-------------------------------------------
          John B. McKibbon, III


                                                         Director
-------------------------------------------
                Frank Jones

           /s/ E. Paul Stringer                          Director
-------------------------------------------
               E. Paul Stringer